APPENDIX A

to the

THE CUSTODIAN AGREEMENT

between

NORTHWESTERN MUTUAL SERIES FUND, INC.

and

BROWN BROTHERS HARRIMAN & CO.

Dated as of 1/30/09

The following is a list of Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 3/31/1997:

MID CAP GROWTH STOCK PORTFOLIO

ASSET ALLOCATION PORTFOLIO

BALANCED PORTFOLIO

GROWTH STOCK PORTFOLIO

HIGH YIELD BOND PORTFOLIO

INTERNATIONAL GROWTH PORTFOLIO

SELECT BOND PORTFOLIO

INTERNATIONAL EQUITY PORTFOLIO

EQUITY INCOME PORTFOLIO

RESEARCH INTERNATIONAL CORE PORTFOLIO

INFLATION PROTECTION PORTFOLIO

LARGE COMPANY VALUE PORTFOLIO

EMERGING MARKETS EQUITY PORTFOLIO

MULTI-SECTOR BOND PORTFOLIO

SHORT-TERM BOND PORTFOLIO

MID CAP VALUE PORTFOLIO

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX A to be executed in its name and on behalf of each such Portfolio.

NORTHWESTERN MUTUAL SERIES FUND, INC.

BY:

NAME:	Randy M. Pavlick
TITLE:	Secretary

BROWN BROTHERS HARRIMAN & CO.

BY:

NAME:
TITLE:

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